EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Uranium Power Corporation (the “Company”) on Form 10-KSB for the period ended April 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas W. Cannaday, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

           /s/   Douglas W. Cannaday
        Douglas W. Cannaday
        President and Chief Executive Officer
        September 11, 2002